UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2011

LANDAUER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9788 (Commission File Number)	06-1218089 (IRS Employer Identification No.)

2 Science Road, Glenwood, Illinois 60425

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 755-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

   (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

   (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors;

            Appointment of Certain Officers; Compensatory Arrangements of

            Certain Officers.

Appointment of Michael Burke as Senior Vice President and Chief Financial Officer

On December 21, 2011, the Board of Directors of Landauer, Inc. (the “Company”) appointed Michael Burke as the Company’s Senior Vice President and Chief Financial Officer, as well as its principal financial officer and principal accounting officer, each effective on January 3, 2012.

Mr. Burke, age 53, brings nearly 30 years experience in finance, accounting, banking and strategic transaction activities. Most recently, Mr. Burke has served as the Senior Vice President and Chief Financial Officer of Albany International Corp., a global NYSE-listed company involved with advanced textiles and materials processing. Prior to his position at Albany, he was Executive Vice President and Chief Financial Officer of Intermagnetics General Corporation, a NASDAQ-listed company and a leader in the Magnetic Resonance Imaging (MRI) market. Intermagnetics was later sold to Koninkliijke Philips Electronics. While working at Albany and Intermagnetics, Mr. Burke provided leadership in strategic planning as well as the evaluation, structuring and integration of all M&A and joint venture transactions. Prior to his time at Intermagnetics, he was Executive Vice President and Chief Financial Officer of HbT, Inc. Michael has also spent nearly 20 years in the banking industry. He was the Managing Director within the U.S. Investment Banking department of CIBC World Markets. Finally, while at Barclays Capital, Michael served as Director of the US Infrastructure Finance team and Vice President of the London Acquisition Finance Group.

In connection with Mr. Burke’s employment with the Company and pursuant to an offer letter from the Company (the “Offer Letter”), he will receive an annual base salary of $350,000 with the opportunity to earn annual bonuses under the Company’s Incentive Compensation Plan for Executive Officers. Mr. Burke’s target incentive bonus opportunity is not less than 40% of base salary. In addition, Mr. Burke will receive a restricted stock grant with a value of $150,000, of which 50% will vest at the end of year two of employment and the remaining 50% at the end of year three of employment. In addition, Mr. Burke will receive a signing bonus of $150,000 and will be granted an annual long-term incentive opportunity with target of not less than $223,231 over a three-year performance period, based on the attainment of performance goals and continued service, as determined by the Company’s Board of Directors. Mr. Burke will also be eligible to participate in the Company’s employee benefits programs and entitled to receive certain relocation benefits in connection with his move to the Chicago metropolitan area. The foregoing summary is qualified in its entirety by reference to the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference.

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Resignation of Michael T. Leatherman as Interim Chief Financial Officer

On December 21, 2011, in connection with the appointment of Mr. Burke as the Company’s Senior Vice President and Chief Financial Officer, Michael T. Leatherman resigned from his position as Interim Chief Financial Officer of the Company, effective on December 31, 2011.

Mr. Leatherman will continue to serve as a director of the Company, and will be reinstated as a member of the Audit Committee and Compensation Committee of the Company’s Board of Directors effective upon his resignation as Interim Chief Financial Officer.

Retirement of Richard E. Bailey

On December 21, 2011, Mr. Richard E. Bailey, Senior Vice President–Operations of the Company, delivered notice of his intent to retire effective December 31, 2011. As one of the major efforts of Mr. Bailey’s assignment at the Company was to develop a strong management team, Mr. Bailey’s responsibilities will be absorbed by the existing management team which he effectively developed over his five years with the Company.

Item 8.01. Other Events.

On December 22, 2011, the Company issued a press release to announce the appointment of Mr. Burke to the position of Senior Vice President and Chief Financial Officer of the Company and the resignation of Mr. Leatherman as Interim Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Offer Letter between the Company and Michael Burke, executed December 21, 2011
99.1	Press Release dated December 22, 2011

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAUER, INC.

December 23, 2011	By:	/s/ William E. Saxelby
William E. Saxelby
President and Chief Executive Officer

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Offer Letter between the Company and Michael Burke, executed December 21, 2011
99.1	Press Release dated December 22, 2011